UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 24, 2013

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Tennessee	87-0267438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11121 Kingston Pike, Suite E, Knoxville, Tennessee 37934
(Address of Principal Executive Office

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tengasco, Inc. (the “Company”) announced today that on June 24, 2013 the Company, acting through the Board of Directors on recommendation of its Compensation Committee, entered into an agreement with Jeffrey R. Bailey, the Company’s Chief Executive Officer and a Director of the Company,  providing that upon tender of Mr. Bailey’s resignation as CEO and director and Mr. Bailey’s agreement to not hire current Tengasco employees for a period of two years, the Company would transfer to Mr. Bailey the ownership of his company-provided leased automobile, certain office items, and a payment of $10,000, with all of the foregoing having an aggregate value of approximately of $27,000.

Following execution of that agreement, also on June 24, 2013, Jeffrey R. Bailey tendered his resignation as Chief Executive Officer and as a Director of the Company, effective June 28, 2013 for the purpose of pursuing other interests.

Mr. Bailey’s resignation as a director indicated that his decision was not the result of any disagreement with the Board of Directors on any matter relating to the Company’s operations, policies, or practices.   Prior to Mr. Bailey’s resignation, the Company had commenced a search for the replacement of Mr. Bailey as Chief Executive Officer, and the Board of Directors has appointed Michael J. Rugen, the Company’s Chief Financial Officer, to also act as Chief Executive Officer on an interim basis until such time as a new Chief Executive Officer may be named.

Mr. Bailey’s resignation as a director did not change membership of any committee of the Board, and did not affect the Board’s compliance with any independence requirements.   The Company’s Board of Directors now consists of three independent directors: Peter E. Salas, Matthew H. Behrent, and Hughree F. Brooks.  The Board and its Audit and Compensation committees remain in compliance with the independence and other corporate governance requirements of the NYSE MKT exchange upon which the Company’s stock is traded and applicable securities laws.   Under the Company’s Bylaws, the Board of Directors may consist of any number of directors between three and ten.  The Board will consider in due course whether and when to add one or more directors to the Board in such manner as to continue to fully comply with exchange governance requirements and applicable securities laws.

Item 9.01	Financial Statements and Exhibits

Exhibits

17.1	Letter of resignation of Jeffrey R. Bailey dated June 24, 2013

99.1	Press release dated June 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: June 28, 2013
Tengasco, Inc.

By: s/Michael J. Rugen
Michael J. Rugen,
Chief Executive Officer